Exhibit 2.3

Second Amendment to Merger Agreement

This SECOND Amendment to Merger Agreement (this “Amendment”), dated as of September 29, 2022, is entered into by and among MultiMetaVerse Inc., a Cayman Islands exempted company (the “Company”), certain shareholders of the Company as set forth on Exhibit A (each, a “Principal Shareholder” and collectively the “Principal Shareholders”), Model Performance Acquisition Corp., a British Virgin Islands business company (the “Parent”), Model Performance Mini Corp., a British Virgin Islands business company (“Purchaser”), Model Performance Mini Sub Corp., a Cayman Islands exempted company and wholly-owned subsidiary of the Parent (the “Merger Sub”) and Avatar Group Holdings Limited, a company incorporated in British Virgin Islands and controlled by certain Principal Shareholder (“Avatar”).

RECITALS

WHEREAS, the Company, the Principal Shareholders, Parent, Purchaser and the Merger Sub entered into that certain Merger Agreement dated as of August 6, 2021 (the “Original Agreement”);

WHEREAS, the Original Agreement was amended by the First Amendment to Merger Agreement (the “First Amendment”) dated as of January 6, 2022 (the Original Agreement as amended by the First Amendment is referred to herein as, the “Merger Agreement”); and

WHEREAS, the Parties hereto wish to make certain other amendments to the Merger Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.      Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement. As used in this Amendment,

“F.L.M Holdings” means F.L.M Holdings Limited; and

“Lucky Cookie” means Lucky Cookie Holdings Limited.

2.      Amendments.

2.1.         Additional Loans. The last two sentences of Section 9.8(a) of the Merger Agreement is hereby deleted in their entireties and replaced with the following:

“In the event of adoption by the Parent of Further Extension Periods up to six months from October 12, 2022 to April 12, 2023, the Company agrees to make to Parent, and Parent agrees to borrow from the Company, two tranches of loans in such principal amount as set forth in Schedule I-A which (x) shall be disbursed by the Company on each applicable disbursement date as set forth in Schedule I-A by wire transfer in immediately available funds to a bank account designated by Parent; and (y) shall be on the same terms as the Company Loans.”

2.2.         Conditions to Obligations of the Purchaser Parties.

2.2.1.            Section 10.2 of the Merger Agreement is hereby amended in order to add a new Section 10.2(o), as follows:

“(o) each of Avatar, Lucky Cookie and F.L.M Holdings (the “Restricted Shareholders”) shall have entered into a share restriction agreement with the Reincorporation Surviving Corporation in the form and substance reasonably satisfactory to the Purchaser Parties (each, a “Share Restriction Agreement”); such agreement shall provide, among other things, that (i) a portion of the Closing Payment Shares to be issued to each Restricted Shareholder on the Closing Date as set opposite to such Restricted Shareholder’s name on Exhibit B under the column, “Restricted Closing Payment Shares” shall be designated as the “Restricted Closing Payment Shares” which shall be non-transferable (subject to customary exceptions) and subject to forfeiture by the Reincorporation Surviving Corporation if the Release Event does not occur within 12 months following the Closing, (ii) such Restricted Closing Payment Shares shall vest and become transferable and non-forfeitable upon the successful creation of a new gameplay coupled with a public announcement regarding release of the new gameplay, whether through the introduction of a new mobile game or updates to an existing mobile game to revamp its gameplay and commercial appeal (the “Release Event”), with the determination of whether an event is deemed a Release Event to be determined by a majority vote of the independent directors of the board of the Reincorporation Surviving Corporation in their sole discretion; and (iii) until the vesting of the Restricted Closing Payment Shares, such Restricted Closing Payment Shares shall be held in escrow and administered by the independent directors of the board of directors of the Reincorporation Surviving Corporation or any other Person designated by a majority vote of these independent directors in accordance with the terms and conditions of the Share Restriction Agreement.”

2.3.          Part 2 of Exhibit B of the Merger Agreement. Part 2 of Exhibit B of the Merger Agreement is hereby deleted in its entirety and replaced with the Exhibit B of this Amendment.

2.4.          Outside Closing Date. Section 12.1(c) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“In the event that the Closing of the transactions contemplated hereunder has not occurred by February 25, 2023 (the “Outside Closing Date”) and no material breach of this Agreement by the party seeking to terminate this Agreement shall have occurred or have been made (as provided in Section 12.2 hereof), the Purchaser Parties or the Company, as the case may be, shall have the right, at its sole option, to terminate this Agreement without liability to the other side except for such liability set forth under Section 9.8(d). Such right may be exercised by Purchaser Parties or the Company, as the case may be, by giving written notice to the other at any time after the Outside Closing Date.”

3.      No Other Amendments; Effect of Amendment. Except for the amendments expressly set forth in this Amendment, the Merger Agreement shall remain unchanged and in full force and effect. This Amendment shall form a part of the Merger Agreement for all purposes, and the parties thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

4.      Incorporation by Reference. Each of the provisions under Article XI (Dispute Resolution), Section 13.7 (Governing Law) and Section 13.8 (Counterparts; Facsimile Signatures) of the Merger Agreement shall be incorporated into this Amendment by reference as if set out in full herein, mutatis mutandis.

5.      Further Assurance. Each party hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions and matters contemplated by this Amendment. The parties hereto further agree that each of the parties shall cooperate in good faith in advancing the Business Combination of Parent, including adjusting the businesses and assets to be covered therein.

[The remainder of this page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Parent:

MODEL PERFORMANCE ACQUISITION CORP.

By:	/s/ Serena Shie
Name: Serena Shie
Title: CFO and Director

Purchaser:

MODEL PERFORMANCE MINI CORP.

By:	/s/ Serena Shie
Name: Serena Shie
Title: Director

Merger Sub:

MODEL PERFORMANCE MINI SUB CORP.

By:	/s/ Serena Shie
Name: Serena Shie
Title: Director

Signature Page to Amendment to Merger Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Company:

MULTIMETAVERSE INC.

By:	/s/ Yiran Xu
Name: Yiran Xu
Title: CEO and Chairperson

Signature Page to Amendment to Merger Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Principal Shareholders:

/s/ Yanzhi Wang
Yanzhi Wang

/s/ YiraXu
Yiran Xu

Avatar:

AVATAR GROUP HOLDINGS LIMITED

By:	/s/ Yanzhi Wang
Name: Yanzhi Wang
Title: Director

Signature Page to Amendment to Merger Agreement

EXHIBIT A

List of Principal Shareholders

Yanzhi Wang

Yiran Xu

Exhibit B

Part 2 – Shareholders of the Company immediately prior to Closing

Name of Shareholder	Number of Company Ordinary Shares	Shares Ownership Percentage	Closing Payment Shares	Restricted Closing Payment Shares
Avatar Group Holdings Limited	79,436,175	56.81%	17,042,831	3,162,072
Lucky Cookie Holdings Limited	31,461,568	22.50%	6,750,000	1,252,374
F.L.M Holdings Limited	14,710,031	10.52%	3,156,000	585,554
Jupiter_Lilith Limited	2,279,216	1.63%	489,000	/
Shenzhen Huaqi Huirui Investment Management Limited Partnership	5,173,680	3.70%	1,110,000	/
DA LIN YING FENG Holdings Limited	2,111,421	1.51%	453,000	/
HighTech Signs Holdings Limited	4,657,102	3.33%	999,169	/
Total	139,829,193	100.00%	30,000,000	5,000,000

Schedule I-A

Tranche No.	Principal Amount	Disbursement Date
1	US$225,000.00	September 30, 2022
2	US$300,000.00	December 30, 2022